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                                                                    Exhibit 4.03

                      NOTICE OF OPTION ASSUMPTION AGREEMENT

TO:

FROM:   Intuit, Inc.

DATE:   December __, 1999

This Notice of Option Assumption Agreement describes the terms of the assumption by Intuit Inc. ("INTUIT") of an option granted to you by Rock Financial Corporation ("ROCK") and the conversion of that option into an option to purchase shares of Intuit Common Stock. Please staple this Agreement to the Stock Option Agreement that documents the option granted to you under the Amended and Restated Rock Financial Corporation 1996 Stock Option Plan on the Date of Grant set forth on the attached Share and Exercise Price Summary (your "ROCK OPTION"). No other documentation detailing the terms of your Rock Option or its assumption by Intuit will be issued to you.

        On December 8, 1999, Rock became a wholly owned subsidiary of Intuit. As a result of this transaction, your Rock Option was assumed by Intuit and converted into an option to purchase shares of Intuit Common Stock (the "INTUIT OPTION").

        The attached Share and Exercise Price Summary shows, as of December 8, 1999, the number of shares of Intuit Common Stock subject to your Intuit Option and the exercise price per share of Intuit Common Stock you must pay to exercise your Intuit Option.

        The number of shares of Intuit Common Stock subject to your Intuit Option and the exercise price per share of your Intuit Option were calculated based on a conversion ratio that took into account the relative values of Intuit Common Stock and Rock Common Stock. This conversion ratio and the calculation of the number of shares and exercise price of your Intuit Option are detailed on the attached Share and Exercise Price Summary. The other terms and conditions of your Rock Option remain unchanged.

        Intuit has filed a Form S-8 Registration Statement covering the assumed options and the underlying shares with the United States Securities and Exchange Commission. In connection with this Registration Statement, a prospectus describing the material terms of the assumed options has been prepared. A copy of this prospectus accompanies this memorandum. As discussed in the prospectus, you should consult your individual tax advisor before you exercise your Intuit Option so that you understand the tax effects of your option exercise and the sale or transfer of your shares.

        If you have any questions about your Intuit Option, please contact Intuit's stock option administrator, Sharon Savatski, at (650) 944-6504, or via email at sharon_savatski@intuit.com. By signing below you consent to the terms of the assumption and conversion of your Rock Option by Intuit into an Intuit Option and 99iyou agree that you have no further option or right to Rock shares.


                                        Intuit Inc.

                                        By:
                                           -------------------------------------
                                           Greg J. Santora
                                           Chief Financial Officer


Acknowledged, accepted and agreed:


-------------------------------------
[optionee]



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                        SHARE AND EXERCISE PRICE SUMMARY

        Name of Optionee:                   __________________________________

        Address:                            __________________________________

        Social Security #:                  __________________________________

        Date of Grant of your
               Rock Option:                 __________________________________

        Number of Rock Shares
               Subject to your
               Rock Option:                 __________________________________

        Multiplied By Conversion Ratio:     [INSERT CONVERSION RATIO]

        Number of Intuit Shares
               Subject to your
               Intuit Option:               __________________________________

        Exercise Price per Share of your
               Rock Option:                 __________________________________

        Divided By Conversion Ratio:        [INSERT CONVERSION RATIO]

        Exercise Price per Share of your
               Intuit Option:               __________________________________